Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

Among

BRAIN SCIENTIFIC INC., a Nevada corporation,

BRSF ACQUISITION INC., a Delaware corporation,

And

PIEZO MOTION CORP., a Delaware corporation

June 11, 2021

i

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY	14
3.1	Organization, Qualification and Corporate Power	14
3.2	Capitalization	15
3.3	Authorization of Transaction	15
3.4	Noncontravention	16
3.5	Subsidiaries	16
3.6	SEC Reports and Prior Registration Statement Matters	17
3.7	Compliance with Laws	17
3.8	Financial Statements	17
3.9	Absence of Certain Changes	18
3.10	Undisclosed Liabilities	18
3.11	Off-Balance Sheet Arrangements	18
3.12	Tax Matters	18
3.13	Assets	19
3.14	Owned Real Property	19
3.15	Real Property Leases	19
3.16	Contracts	19
3.17	Accounts Receivable	20
3.18	Powers of Attorney	20
3.19	Insurance	20
3.20	Warranties	20
3.21	Litigation	20
3.22	Employees	20
3.23	Employee Benefits	21
3.24	Environmental Matters	21
3.25	Permits	21
3.26	Certain Business Relationships with Affiliates	21
3.27	Tax-Free Reorganization	22
3.28	Transfer	22
3.29	Brokers’ Fees	22
3.30	Disclosure	22
3.31	Interested Party Transactions	22
3.32	Duty to Make Inquiry	23
3.33	Accountants	23
3.34	Minute Books	23
3.35	Board Action	23
3.36	Takeover Laws	23
3.37	No Additional Representations	24
3.38	Intellectual Property	24
3.39	International Trade; Anti-Corruption	25

ARTICLE IV	COVENANTS	25
4.1	Closing Efforts	25
4.2	Governmental and Thirty-Party Notices and Consents	25
4.3	8-K	26
4.4	Operation of Company Business	26
4.5	Access to Company Information	27
4.6	Operation of Parent Business	27
4.7	Access to Parent Information	28
4.8	Expenses	29
4.9	Indemnification	29

ii

4.10	Quotation of Parent Common Stock	29
4.11	D&O Insurance	29
4.12	Transfer	29
4.13	Directors and Officers of Parent	29
4.14	Assignment and Assumption Agreement	30
4.15	Information Provided to Stockholders	30
4.16	Issuance of Stock Options and Additional Payments	30
4.17	Note Offering	31
4.18	Company Financial Statements	31

ARTICLE V	CONDITIONS TO CONSUMMATION OF MERGER	31
5.1	Conditions to Each Party’s Obligations	31
5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	31
5.3	Conditions to Obligations of the Company	32

ARTICLE VI	DEFINITIONS	34

ARTICLE VIII	TERMINATION	36
7.1	Termination by Mutual Agreement	36
7.2	Termination for Failure to Close	36
7.3	Termination by Operation of Law	36
7.4	Termination for Failure to Perform Covenants or Conditions	36
7.5	Effect of Termination or Default; Remedies	37
7.6	Remedies; Specific Performance	37

ARTICLE VIII	MISCELLANEOUS	37
8.1	Press Releases and Announcements	37
8.2	No Third-Party Beneficiaries	37
8.3	Entire Agreement	37
8.4	Succession and Assignment	37
8.5	Counterparts and Facsimile Signature	37
8.6	Headings	37
8.7	Notices	38
8.8	Governing Law	38
8.9	Amendments and Waivers	38
8.10	Severability	38
8.11	Submission to Jurisdiction	39
8.12	Waiver of Jury Trial	39
8.13	Survival	39
8.14	Construction	39

EXHIBITS

Exhibit A - Form of Securities Purchase Agreement

Exhibit B - Form of Assignment and Assumption Agreement

SCHEDULES

Schedule A – [Intentionally Omitted]

Schedule B - Company Disclosure Schedule

Schedule C - Parent Disclosure Schedule

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of June 11, 2021(the “Signing Date”), by and among Brain Scientific Inc., a Nevada corporation (the “Parent”), BRSF Acquisition Inc., a Delaware corporation (the “Acquisition Subsidiary”) and Piezo Motion Corp., a Delaware corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive shares of Parent’s Common Stock (as defined below) in exchange for their capital stock of the Company; and

WHEREAS, simultaneously with the closing of the Merger, the Parent will have a first closing of a private placement offering (the “Private Placement Offering”) of at least $5.0 million in units, including any interim bridge financing raised by either Company or Parent that is convertible into the Private Placement Offering, consisting of a 10% convertible promissory note with one year maturity dates (the “Notes”) and common stock purchase warrants upon the terms and subject to the conditions of a separate securities purchase agreement substantially in the form of Exhibit A attached hereto (the “Securities Purchase Agreement”); and

WHEREAS, simultaneously with the closing and as a condition to the Merger, the Parent shall transfer all of the Parent’s operating assets and liabilities (the “Transfer”) to MemoryMD, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“MemoryMD”) so that immediately following the closing of the Merger, Parent will be a holding company with, in addition to any current subsidiaries of the Parent, two direct wholly owned subsidiaries, namely, the Company and MemoryMD. The terms and conditions of the Transfer are set forth in the assignment and assumption agreement (the “Assignment and Assumption Agreement”), in form and substance customary and usual to consummate the Transfer as agreed to in good faith by the Parent and the Company prior to the Closing (as defined below); and

WHEREAS, the Parent, the Acquisition Subsidiary and the Company intend for the Merger to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The “Effective Time” shall be the time at which a certificate of merger in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”) pursuant to Section 251(c) of General Corporation Law of the State of Delaware (the “Delaware Act”) is filed with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth herein and in the applicable provisions of the Delaware Act.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lucosky Brookman LLP, in Woodbridge, New Jersey, commencing at 10:00 a.m. local time (or such other place and time as is mutually agreed to by the Parties) on July 30, 2021, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.

1.3 Actions at the Closing. At the Closing:

(a) the Company shall deliver or cause to be delivered to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents pursuant to Sections 5.1 and 5.2;

(b) the Parent, the Memory MD and the Acquisition Subsidiary shall deliver or cause to be delivered to the Company the various certificates, instruments and documents pursuant to Sections 5.1 and 5.3;

(c) the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware;

(d) the Parent shall have completed the Private Placement Offering upon the terms and subject to the conditions of the Securities Purchase Agreement;

(e) the Parent shall have delivered to the Company the Parent Disclosure Schedule;

(f) the Company shall have delivered to the Parent the Company Disclosure Schedule; and

(g) the Company shall have delivered or caused to be delivered to the Parent customary investor questionnaires, in form acceptable to the Parent, completed by each of the Company’s stockholders, which are necessary for the Parent to determine whether each of the Company’s stockholders are “accredited investors”.

1.4 Additional Actions. If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Law) to execute and deliver, in the name and on behalf of either the Company, Parent or the Acquisition Subsidiary, as the case may be, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, Parent or the Acquisition Subsidiary, as the case may be, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, Parent or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5 Conversion of Company and Acquisition Subsidiary Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) Each share of common stock, par value $0.0001 per share, of the Company (“Company Stock” or “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below), all of which shall be owned by “accredited investors” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”), or owned by non-“US Persons”, as such term is defined in Regulation S under the Securities Act (other than up to 35 holders who are not accredited investors), shall be converted into and represent the right to receive (subject to the provisions of Section 1.6), that certain number of shares of Parent’s Common Stock, $0.001 par value per share (“Parent Common Stock”) as calculated by the 50% Calculation. The number of shares of Parent Common Stock (including Dissenting Shares), subject to adjustment as necessary due to rounding as set forth in Section 1.7 and as calculated by the 50% Calculation, shall be issuable to the stockholders of record of the Company outstanding immediately prior to the Effective Time (the “Company Stockholders”) in connection with the Merger (such shares of Parent Common Stock, the “Merger Shares”). For the avoidance of doubt, immediately following the Effective Time and the implementation of the Transfer, as of such time and without giving effect to the Private Placement Offering, the number of shares comprising the Merger Shares will be equal to the number of shares resulting from the 50% Calculation. The “50% Calculation” shall be determined as follows: (x) 100% of (y) the number of issued and outstanding shares of Parent Common Stock calculated on a Fully Diluted Basis. “Fully Diluted Basis” means all shares issuable upon conversion or exercise of any outstanding convertible, exercisable and exchangeable securities, including all convertible debt and all warrants (the “Securities”) of the Parent, including any shares issuable in connection with any anti-dilution adjustments contained in any such outstanding convertible, exercisable and exchangeable Securities of the Parent as of the Effective Time; provided, however, any debt that the Company determines is converted into the Private Placement Offering, shall be excluded for purposes of calculating the Fully Diluted Basis (the “Exclusion”). Parent shall set forth such 50% Calculation on Schedule 1.5 of Parent Disclosure Schedule that calculates the Exclusion and includes any other adjustments.

(b) The Parent shall deliver certificates for the Merger Shares to each Company Stockholder entitled thereto who shall have presented a certificate, or book entry statement as applicable, that immediately prior to the Effective Time represented Company Stock to be converted into Merger Shares pursuant to this Section 1.5 (the “Company Stock Certificates”) to the Parent’s transfer agent. If any Company Stock Certificates shall have been lost, stolen or destroyed, the Parent’s transfer agent may, in its sole discretion and as a condition to the issuance of any certificates representing Merger Shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit with respect to such Company Stock Certificate and post or deliver such bond or indemnity as may be required by the Parent’s transfer agent (at the sole cost of such holder of lost, stolen or destroyed Company Stock Certificate). Notwithstanding the foregoing, all Parent Common Stock shall be issued solely in book entry form.

(c) Each issued and outstanding share of common stock, no par value per share, of the Acquisition Subsidiary shall be automatically converted to one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the Merger Shares that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.5 (at which time such holder will be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

1.6 Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware Act and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares unless such Company Stockholder’s right to appraisal shall have ceased in accordance with the Delaware Act. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by Parent, the proper surrender of such person’s Company Stock Certificate, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

(b) The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent (such consent not to be unreasonably withheld), make any payment with respect to any demands for appraisal of Company Stock or offer to settle or settle any such demands unless required by the court of the State of Delaware having jurisdiction thereof.

1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of shares of Company Stock, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Share to which the holder would otherwise be entitled, the Company shall round up such fractional Merger Share to the next full Merger Share.

1.8 Options and Warrants. There are no outstanding stock options or warrants of the Company and there shall be no outstanding stock options or warrants of the Company immediately prior to the Effective Time.

1.9 Directors and Officers. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, the directors and officers of the Company shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, and the Surviving Corporation and the Parent shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.9.

1.10 Certificate of Incorporation and Bylaws. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing; provided that the Surviving Corporation or Parent may make any necessary filings in the State of Delaware as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.10:

(a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed;

(b) the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed;

(c) the articles of incorporation of the Parent, as amended and restated to date, in effect immediately prior to the Effective Time shall be the articles of incorporation of the Parent until duly amended or repealed; and

(d) the bylaws of the Parent, as amended and restated to date, in effect immediately prior to the Effective Time shall be the bylaws of the Parent until duly amended or repealed.

1.11 No Further Rights. From and after the Effective Time, except as otherwise provided herein, no shares of Company Stock shall be deemed to be outstanding, and holders of Company Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by applicable Law, other than the right to receive Merger Shares in connection with the Merger.

1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Stock shall thereafter be made. If, after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable Law in the case of Dissenting Shares.

1.13 Exemption from Registration; Rule 144.  Each of the Merger Shares shall be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and/or Regulation S promulgated by the SEC and that all recipients of Merger Shares shall either be “accredited investors” or not “U.S. Persons” as such terms are defined in Regulation D and Regulation S, respectively. The Merger Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (ii) an exemption from such registration exists and the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws, or the holder complies with the requirements of Regulation S, if applicable; and the certificates representing such Merger Shares will bear an appropriate legend and restriction on the books of the Parent’s transfer agent to that effect.

1.14 Certain Tax Matters. Each of the Parties shall use its Reasonable Best Efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report, for all tax purposes, the Merger as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this Article II are and shall be true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof and as of the Effective Time (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article II. Notwithstanding the foregoing, it is agreed and acknowledged that the Company Disclosure Schedule is not being delivered at the Signing Date and will be delivered prior to Closing. In the event the Company delivers the Company Disclosure Schedule within three days of any date scheduled for Closing, the Parent shall be entitled to extend, by written notice to the Company, the scheduled date for Closing to the third day after it receives the Company Disclosure Schedule, or if such day is not a Business Day, to the next Business Day. Parent shall have the right to terminate this Agreement within three (3) days after receipt of the Company Disclosure Schedule if the Company Disclosure Schedule disclose any facts and circumstances that would cause a failure of a Closing Condition set forth in Article V; provided, however, that if the Parent consummates the Closing, the Parent shall, in any such case, be deemed to have accepted the Company Disclosure Schedule to have qualified the relevant representations and warranties contained in Article II as of the Closing, and to have cured any breach of any representation or warranty that otherwise might have existed hereunder by reason of such event or circumstance.

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of the Company, which are all listed on the Company Disclosure Schedule 2.1 (each a “Company Subsidiary”) is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its and each Company Subsidiary certificate of incorporation, bylaws and other organization documents, each as amended to date. Neither the Company nor any Company Subsidiary is in default under or in violation of any provision of its certificate of incorporation, its bylaws, or any other organizational document, each as amended to date, except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company and the Company Subsidiaries (as defined below) taken as a whole; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industries in which the Company or the Company Subsidiaries participate or the U.S. or global economy or capital markets as a whole; (b) any failure by the Company to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any pandemic (including COVID-19), natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in generally accepted accounting principles (“GAAP”), other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement. The Company does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

2.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of the Company’s blank check preferred stock, $0.0001 par value per share (the “Company Preferred Stock”). Without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documents, 10,058,259 shares of Company Common Stock are or will be issued and outstanding and no shares of Company Preferred Stock are or will be issued and outstanding. No shares of Company Common Stock are held in the treasury of the Company. There are no outstanding options or warrants to purchase shares of Company Common Stock or Company Preferred Stock and there is and will be no outstanding debt convertible into Company Preferred Stock. Schedule 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class of Company Common Stock held by each stockholder, (ii) all stock option plans and other stock or equity-related plans of the Company (“Company Equity Plans”) and the number of shares of Company Common Stock remaining available for future awards thereunder, and (iii) all outstanding debt convertible into Company Common Stock, indicating (A) the date of issue, (B) the holder thereof, (C) the unpaid principal amount thereof, (D) the interest rate thereon, (E) the accrued and unpaid interest thereon, (F) the number and class of shares of Company Common Stock into which such debt is convertible, and (G) the conversion price thereof. All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon conversion of convertible debt will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. Other than the convertible debt listed in Schedule 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any Company Common Stock or pursuant to which any outstanding Company Common Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than as listed in Schedule 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Common Stock were issued in compliance in all material respects with applicable securities laws. All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of each Company Subsidiary are owned by the Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests (as defined below), options, warrants, rights, contracts, calls, commitments, equities and demands. Except as set forth in 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or a Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Company or a Company Subsidiary (except as contemplated by this Agreement and the other Transaction Documents). There are no outstanding stock appreciation, phantom stock or similar rights with respect to a Company Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of a Company Subsidiary. “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of stockholders of the Company required by Delaware law and (b) the approvals and waivers set forth in Schedule 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware Act, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4 Compliance with Laws. Each of the Company and its Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Company, any Company Subsidiary or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d) is not and has not, and the past and present officers, directors and any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity (each an “Affiliate”). Affiliates of the Company are not and have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws.

(e) holds, to the extent required by any applicable Legal Requirement, all permits, licenses, authorizations, variances, exemptions, Orders and approvals from governmental authorities which are material and necessary to the operation of the business of the Company (collectively, the “Company Permits”). No suspension or cancellation of any such Company Permit is pending or, to the knowledge of the Company, threatened. Each such Company Permit is valid and in full force and effect, and the Company is in compliance in all material respects with the terms of such Company Permits.

2.5 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware Act, neither the execution and delivery by the Company of this Agreement or the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Company or any Company Subsidiary, as the case may be, (b) require on the part of the Company or any Company Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”), other than required notification to the Financial Industry Regulatory Authority, Inc., (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Company Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, (d) result in the imposition of any new Security Interest upon any assets of the Company or any Company Subsidiary or (e) violate any laws applicable to the Company or any Company Subsidiary, except for any violation which would not reasonably be expected to have a Company Material Adverse Effect.

2.6 Litigation. Except as set forth in Schedule 2.6 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary.

2.7 Employees and Employee Benefits.

(a) Each employee of the Company is a party to a non-disclosure and assignment of inventions agreement with the Company or a Company Subsidiary. To the knowledge of the Company, no key employee (within the meaning of Section 416 of the Code) or group of employees acting in concert has given written notice of any plans to terminate employment with the Company or any Company Subsidiary.

(b) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary, and (ii) to the Company’s knowledge, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company or any Company Subsidiary by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

(c) The Company and Company Subsidiaries have 16 employees. All employment agreements of the Company as of the Closing Date are listed on Schedule 2.7.

(d) Neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Company, by or on behalf of any labor union with respect to employees of the Company or any of the Company Subsidiaries.

(e) Neither the Company nor any of the Company Subsidiaries or trade or business, that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA(“ERISA Affiliates”) maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

2.8 Assets. Each of the Company and its Subsidiaries owns or leases, and has good, valid and marketable title to, all tangible assets necessary for the conduct of its respective businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Company Subsidiary (tangible or intangible) is subject to any Security Interest.

2.9 Owned Real Property. Except as disclosed in Schedule 2.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property.

2.10 Real Property Leases. Schedule 2.10 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company or any of its Subsidiaries and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.

2.11 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

2.12 Warranties. No product or service sold or delivered by the Company or any of its Subsidiaries is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company or the appropriate Subsidiary and as outlined on the Company’s website www.piezomotion.com.

2.13 Environmental Matters.

(a) Each of the Company and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Environmental Laws means any law, statute, ordinance, regulation, order or rule relating to: (a) the environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the environment, (b) the protection of human health with respect to, or the exposure of employees or third parties to, any hazardous materials, (c) any release or threatened release of any hazardous materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such release or threatened release, (d) the management of any hazardous materials, including the use, labeling, processing, disposal, storage, treatment, transport, or recycling of any hazardous materials, or (e) the presence of hazardous materials in any building, physical structure, product or fixture.

(b) Set forth in Schedule 2.13(b) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.

(c) To the knowledge of the Company, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.

2.14 Brokers’ Fees. Except as set forth on Schedule 2.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents.

2.15 Disclosure. No representation or warranty by the Company or a Company Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or a Company Subsidiary pursuant to this Agreement, including any of the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Parent all material information relating to the business of the Company and its Subsidiaries in order to effect the transactions contemplated by this Agreement and the other Transaction Documents.

2.16 Interested Party Transactions. To the knowledge of the Company, no officer, director or stockholder of the Company or any “affiliate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person or entity currently has or has had since the date of the Company’s organization, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any of its Subsidiaries.

2.17 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” each of the Company and its Subsidiaries represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel and the directors, officers and key personnel of any such Subsidiary.

2.18 Minute Books. The minute books and other similar records of the Company and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Company has provided true and complete copies of all such minute books and other similar records to the Parent’s representatives.

2.19 Board Action. The Company Board of Directors (a) has unanimously determined that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents are advisable and in the best interests of the Company’s stockholders and are on terms that are fair to such Company stockholders, (b) has caused the Company, in its capacity as the sole stockholder of each Company Subsidiary, to approve the Merger, this Agreement and all other applicable Transaction Documents by unanimous written consent, (c) adopted this Agreement and all other applicable Transaction Documents in accordance with the provisions of the Delaware Act, and (d) directed that this Agreement, all other Transaction Documents and the Merger and all other transactions related thereto be submitted to the Company’s stockholders for their adoption and approval and resolved to recommend that the Company’s stockholders vote in favor of the adoption of this Agreement and the other Transaction Documents and the approval of the Merger and the transactions contemplated hereby and thereby.

2.20 Intellectual Property. The Company and the Company Subsidiaries are the sole and exclusive owner of all right, title and interest in and to, or has a valid and enforceable license or right to use, all Intellectual Property that is necessary for the operation of Company’s business as currently conducted (collectively, the “Company Intellectual Property”), and, with respect to owned and licensed Intellectual Property, free and clear of any Security Interests or other encumbrances. “Intellectual Property” means any or all of the following in any jurisdiction throughout the world (a) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and all other designations of origin (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor, (b) inventions (whether or not patentable or reduced to practice), patents, patent applications and patent disclosures (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof), (c) copyrights mask works, and other works of authorship, and registrations and registration applications therefor, (d) rights or interests protected by non-statutory or common law evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data (including formulae, procedures, protocols, techniques and results of experimentation and testing), regardless of patentability, including trade secrets and know how, (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code, (f) moral and economic rights of authors and inventors, however denominated, (g) all other proprietary and intellectual property rights however denominated, (h) all derivative works and improvements of any of the foregoing and (i) all applications, registrations, extensions and renewals related to any of the foregoing, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction. Schedule 2.20 of the Company Disclosure Schedule sets forth each registered Company Intellectual Property.

2.21 International Trade; Anti-Corruption.

(a) The Company and each of the Company Subsidiaries, their respective directors, officers, and key employees (the “Company Relevant Persons”), and, to the knowledge of the Company, any agent, distributor, reseller or other Person acting on behalf of any of them (the “Other Relevant Persons”) are and have in the past five (5) years been in compliance with: (i) all applicable sanctions laws, including the economic sanctions laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the United Kingdom and the European Union; (ii) any laws or regulations regarding the importation of goods, including those administered by U.S. Customs and Border Protection; (iii) all applicable export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations, related to the regulation of exports (including deemed exports), re-exports, transfers, releases, shipments, transmissions, imports or similar transfer of goods, technology, data, software or services, or any other transactions or business dealings, by or on behalf of the Company or the Company Subsidiaries; and (iv) U.S. anti-boycott regulations ((i) through (iv) collectively, “Customs & International Trade Laws”).

(b) None of the Company nor any of the Company Subsidiaries, nor the Company Relevant Persons, nor, to the knowledge of the Company, any Other Relevant Persons (i) have been or are designated on, or are owned or controlled by a party that has been or is designated on, any list of restricted parties (“Sanctioned Persons”) maintained by any applicable Governmental Authority, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s (“DOC”) Denied Persons List, the DOC’s Entity List, the Debarred List maintained by the U.S. Department of State or the EU Consolidated List; (ii) have been resident, located, or organized in a jurisdiction that is or has in the last five (5) years been subject to a U.S. comprehensive embargo (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela and the Crimea region of Ukraine) (a “Sanctioned Country”); or (iii) have engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.

(c) In the last five (5) years, neither the Company nor any Company Relevant Person or Other Relevant Person has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (iii) established or maintained any unlawful fund of corporate monies or properties, (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any official of a Governmental Authority or any other third party or (v) violated in any respect the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other applicable anti-corruption or anti-money laundering laws (“Anti-Corruption Laws”), in each case of (i) - (v), in connection with or relating to the business of the Company.

(d) There is no current investigation, allegation, request for information, notice, internal or, to the knowledge of the Company, external investigation or other inquiry by any Governmental Authority or any other third party regarding the actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws by the Company or any of its subsidiaries and in the last five (5) years neither the Company nor any of its subsidiaries have received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Authority or any other third party, or made any voluntary or involuntary disclosure or conducted any internal investigation or audit, regarding any actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws.

2.22 Takeover Laws. The Company’s Board of Directors has granted all approvals and taken all actions necessary to exempt this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby from the provisions of Section 203 of the Delaware Act so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination statute or regulation”, “supermajority”, “affiliate transactions” state or regulations, or other similar restrictions on business combinations or voting requirements, or other similar U.S., foreign, state or local anti-takeover Law or regulations (including Section 203 of the Delaware Act) (each a “Takeover Law”), applies, purports to apply or will apply at the date hereof or as of the Effective Time to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. The Company does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third-party trust or fiduciary entity with respect thereto.

2.23 Continuity of Business. Following the Merger, the Surviving Corporation will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

2.24 Contracts. (a) Schedule 2.24 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company or any of the Company Subsidiaries is a party as of the date of this Agreement which do not exceed $25,000 in the aggregate:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii) any agreement establishing a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Company or any of the Company Subsidiaries to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment or consulting agreement;

(vii) any agreement involving any current or former officer, director or stockholder of the Company or any Affiliate thereof;

(viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(ix) any agreement which contains any provisions requiring the Company or any of the Company Subsidiaries to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any other agreement (or group of related agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business; and

(xi) any agreement, other than as contemplated by this Agreement and the Transfer, relating to the sales of securities of the Company or any of the Company Subsidiaries to which the Company or such Company Subsidiary is a party.

(b) The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Schedule 2.24 of the Company Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will not, as a result of the execution and delivery by the Company of this Agreement or any of the other Transaction Documents or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be a legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity, or to be in full force and effect in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any other party under such contract.

2.25 Tax Matters. (a) with the exception of the Company’s 2019 and 2020 tax returns, since inception, the Company and the Company Subsidiaries has filed on a timely basis any return (including any information return), report, election, estimated tax filing, custom filing, declaration, claim for refund, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax, including any amendments, supporting schedules or attachments thereto (“Company Tax Returns”) that it was required to file, and all such Company Tax Returns were complete and accurate in all material respects. Neither the Company nor any of the Company Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Company Tax Returns, other than a group of which only the Company and the Company Subsidiaries are or were members. Each of the Company and the Company Subsidiaries has paid on a timely basis all means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (“Company Taxes”) that were due and payable. The unpaid Company Taxes of the Company and the Company Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Company Report do not exceed the accruals and reserves for Company Taxes (excluding accruals and reserves for deferred Company Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Company nor any of the Company Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any of the Company Subsidiaries during a prior period) other than the Company and the Company Subsidiaries. All Company Taxes that the Company or any of the Company Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) The Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns filed to date, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of the Company Subsidiaries since inception. No examination or audit of any Tax Return of the Company or any of the Company Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of the Company Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Company or any of the Company Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

2.26 Absence of Certain Changes. Except as set forth in Schedule 2.26 of the Company Disclosure Schedule, since inception, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect and (b) none of the Company nor the Company Subsidiary has taken any of the actions set forth in paragraphs (a) through (l) of Section 4.4.

2.27 Undisclosed Liabilities. None of the Company and the Company Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the most recent balance sheet, (b) liabilities which have arisen since the date of the balance sheet in the ordinary course of business which do not exceed $25,000 in the aggregate as disclosed on Schedule 2.27 and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.28 No Additional Representations. Company and its subsidiaries expressly acknowledge that each of them and their representatives have been permitted full and complete access to the books and records, facilities, equipment, contracts, insurance policies (or summaries thereof) and other properties and assets of the Parent and the Parent Subsidiaries, that each of them and their representatives have desired or requested to see or review, and that each of them and their representatives have had a full opportunity to meet with the officers, directors and employees of the Parent and the Parent Subsidiaries to discuss the business of the Parent and the Parent Subsidiaries. Company and its subsidiaries acknowledge that (i) neither the Parent nor any other person has made any representation or warranty, express or implied, as to the Parent or any Parent subsidiary or the accuracy or completeness of any information regarding the Parent and the Parent subsidiaries furnished or made available to parent and its representatives, except as expressly set forth in this Agreement, (ii) Company has not relied on any representation or warranty from the Parent, any Parent Subsidiaries or any other person in determining to enter into this agreement, except those representations and warranties expressly set forth in this Agreement, and (iii) no person shall have or be subject to any liability to Company or any other person resulting from the distribution to Company, or Company’s use, of any such information, including any information, documents or material made available to Company in any physical or electronic “data rooms”, management presentations or in any other form in expectation of the transactions. Without limiting the generality of the foregoing, Company and its subsidiaries acknowledge that neither the Parent nor any other person has made any representation or warranty, express or implied, as to the financial projections, forecasts, cost estimates and other predictions relating to the Parent and the Parent Subsidiaries made available to Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT

AND THE ACQUISITION SUBSIDIARY

The Parent and the Acquisition Subsidiary each represents and warrants to the Company that the statements contained in this Article III are, and shall be, after giving effect to the Transfer (unless otherwise stated to the contrary), true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof and as of the Effective Time (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Parent Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of Boris Goldstein, the Parent’s Co-Founder and Executive Chairman, as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of the accountants and attorneys of the Parent. Notwithstanding the foregoing, it is agreed and acknowledged that the Parent Disclosure Schedule is not being delivered at the Signing Date and will be delivered prior to Closing. In the event the Parent delivers the Parent Disclosure Schedule within three days of any date scheduled for Closing, the Company shall be entitled to extend, by written notice to the Parent, the scheduled date for Closing to the third day after it receives the Parent Disclosure Schedule, or if such day is not a Business Day, to the next Business Day. The Company shall have the right to terminate this Agreement within three (3) days after receipt of the Parent Disclosure Schedule if the Parent Disclosure Schedule disclose any facts and circumstances that would cause a failure of a Closing Condition set forth in Article V; provided, however, that if Company consummates the Closing, Company shall, in any such case, be deemed to have accepted the Parent Disclosure Schedule to have qualified the relevant representations and warranties contained in Article III as of the Closing, and to have cured any breach of any representation or warranty that otherwise might have existed hereunder by reason of such event or circumstance.

3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the Acquisition Subsidiary and each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of (i) the articles of incorporation and bylaws of each of the Parent, as amended to date, and (ii) Acquisition Subsidiary’s certificate of incorporation and bylaws, as amended to date. None of the Parent or the Acquisition Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation, each as amended to date, its bylaws, as amended to date, or any agreement referred to in Section 3.15 or 3.16, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Parent and the Parent Subsidiaries (defined in Section 3.5), taken as a whole, provided that in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent or the Parent Subsidiaries participate or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any pandemic (including COVID-19), natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2 Capitalization. As of immediately prior to the Effective Time, but prior to giving effect to the issuance of the Merger Shares or the Private Placement Offering, the authorized capital stock of the Parent will consist of 200,000,000 shares of Parent Common Stock, and 10,000,000 shares of Parent Preferred Stock. 20,062,704 shares of the Parent Common Stock is outstanding as of the Signing Date. 0 shares of the Parent Preferred Stock is outstanding as of the Signing Date. The Parent Common Stock is presently eligible for quotation and trading on the OTC Markets Group Inc. (“OTC Markets”) and is not subject to any notice of suspension or delisting. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Except as contemplated by the Transaction Documents or as described in Section 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, convertible notes, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as contemplated by the Transaction Documents, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock were issued in compliance in all material respects with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3 Authorization of Transaction. Each of the Parent, and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Parent) the Assignment and Assumption Agreement and to perform its respective obligations hereunder and thereunder. The execution and delivery by the Parent, and the Acquisition Subsidiary of this Agreement and (in the case of the Parent) the Assignment and Assumption Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documents”), and the consummation by the Parent, and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent, , and the Acquisition Subsidiary, respectively. Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Parent, or the Acquisition Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against each of them in accordance with the terms of such documents, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4 Noncontravention. Subject to the filing of the Certificate of Merger, neither the execution and delivery by the Parent, or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documents, nor the consummation by the Parent, or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent, or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent, or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to the Financial Industry Regulatory Authority, Inc., (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent, or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, (d) result in the imposition of any security interest upon any assets of the Parent, or the Acquisition Subsidiary or (e) violate any laws applicable to the Parent, or the Acquisition Subsidiary, except for any violation which would not reasonably be expected to have a Parent Material Adverse Effect.

3.5 Subsidiaries.

(a) The Parent has no subsidiaries other than Memory MD, Inc., MemoryMD – Russia, MemoryMD – Europe, the Acquisition Subsidiary (collectively, the “Parent Subsidiaries”). The Acquisition Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of the Acquisition Subsidiary and The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its certificate or articles of incorporation, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent, or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent or the Acquisition Subsidiary (except as contemplated by this Agreement and the Assignment and Assumption Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary or .

(b) At all times from September 21, 2018 through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through the Parent or the Parent Subsidiaries.

(c) The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not Memory MD, Inc., MemoryMD – Russia, MemoryMD – Europe, or the Acquisition Subsidiary.

3.6 SEC Reports and Prior Registration Statement Matters. The Parent has furnished or made available to the Company (it being acknowledged and understood that anything filed with the SEC on EDGAR shall be deemed “made available” to the Company) complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, which contained audited balance sheets of the Parent as of December 31, 2020 and the related statements of operation, changes in shareholders’ equity and cash flows for the two years then ended; and (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021; (c) any Regulation A offering circular and/or Registration Statement on Form S-1 filed by the Parent with the SEC and declared effective or under the SEC review and (d) all other reports filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed or furnished by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. As of their respective dates, the Parent Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Parent Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. No order suspending the effectiveness of any registration statement of Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to Parent’s knowledge, no proceedings for that purpose have been initialed or threatened by the SEC.

3.7 Compliance with Laws. Each of the Parent and the Parent Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Parent, any Parent Subsidiary or any of their respective properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its respective reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its respective securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, and has not been a party to any material litigation or, within the past two years, the subject of any threat of material litigation;

(d) is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws; and

(f) is not and since September 21, 2018 has not been a shell company and/or “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8 Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

3.9 Absence of Certain Changes. Except as set forth in Schedule 3.9 of the Parent Disclosure Schedule, since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) none of the Parent, nor the Acquisition Subsidiary has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10 Undisclosed Liabilities. None of the Parent and the Parent Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the ordinary course of business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.11 Off-Balance Sheet Arrangements. Neither the Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and any of the Parent Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of the Parent Subsidiaries in the Parent’s or such Parent Subsidiary’s published financial statements or other Parent Reports.

3.12 Tax Matters.

(a) Since November 18, 2013, Parent and the Parent Subsidiaries has filed on a timely basis any return (including any information return), report, election, estimated tax filing, custom filing, declaration, claim for refund, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax, including any amendments, supporting schedules or attachments thereto(“Tax Returns”) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Parent nor any of the Parent Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and the Parent Subsidiaries are or were members. Each of the Parent and the Parent Subsidiaries has paid on a timely basis all means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (“Taxes”) that were due and payable. The unpaid Taxes of the Parent and the Parent Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Parent nor any of the Parent Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any of the Parent Subsidiaries during a prior period) other than the Parent and the Parent Subsidiaries. All Taxes that the Parent or any of the Parent Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of the Parent Subsidiaries since November 18, 2013. No examination or audit of any Tax Return of the Parent or any of the Parent Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any of the Parent Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or any of the Parent Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor any of the Parent Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

3.13 Assets. Each of the Parent, and the Acquisition Subsidiary owns or leases all tangible assets necessary for the conduct of its respective businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent, or the Acquisition Subsidiary (tangible or intangible) is subject to any Security Interest.

3.14 Owned Real Property. Neither the Parent nor any of the Parent Subsidiaries owns any real property.

3.15 Real Property Leases. Neither the Parent nor any of the Parent Subsidiaries leases or subleases any real property.

3.16 Contracts.

(a) Schedule 3.16 of the Parent Disclosure Schedule lists the following agreements (written or oral) to which the Parent or any of the Parent Subsidiaries is a party as of the date of this Agreement which do not exceed $25,000 in the aggregate:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii) any agreement establishing a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Parent or any of the Parent Subsidiaries to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment or consulting agreement;

(vii) any agreement involving any current or former officer, director or stockholder of the Parent or any Affiliate thereof;

(viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(ix) any agreement which contains any provisions requiring the Parent or any of the Parent Subsidiaries to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any other agreement (or group of related agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business; and

(xi) any agreement, other than as contemplated by this Agreement and the Transfer, relating to the sales of securities of the Parent or any of the Parent Subsidiaries to which the Parent or such Parent Subsidiary is a party.

(b) The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed in Schedule 3.16 of the Parent Disclosure Schedule. With respect to each agreement (i) the agreement is legal, valid, binding and enforceable and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will not, as a result of the execution and delivery by the Parent of this Agreement or any of the other Transaction Documents or the consummation by the Parent of the transactions contemplated hereby or thereby, cease to be a legal, valid, binding and enforceable obligation of the Parent, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity, or to be in full force and effect in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any of the Parent Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Parent or any of the Parent Subsidiaries or, to the knowledge of the Parent, any other party under such contract. The Parent has delivered or made available to the Company a complete and accurate copy each agreement of the Parent or Parent Subsidiary described in or filed as an exhibit to a Parent Report.

3.17 Accounts Receivable. The Parent and the Parent Subsidiaries have no current receivables.

3.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or any of the Parent Subsidiaries.

3.19 Insurance. Schedule 3.19 of the Parent Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any of the Parent Subsidiaries is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and the Parent Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Parent nor any of the Parent Subsidiaries may be liable for retroactive premiums or similar payments, and the Parent and the Parent Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

3.20 Warranties. No product or service sold or delivered by the Parent or any of the Parent Subsidiaries is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of such product or service of the Parent or the appropriate Parent Subsidiary.

3.21 Litigation. Except as disclosed in a Parent Report or in Schedule 3.21 of the Parent Disclosure Schedule, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any of the Parent Subsidiaries which, if determined adversely to the Parent or such Parent Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents.

3.22 Employees.

(a) The Parent and Parent Subsidiaries have ten (10) employees.

(b) Neither the Parent nor any of the Parent Subsidiaries is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any of the Parent Subsidiaries.

3.23 Employee Benefits. Neither the Parent nor any of the Parent Subsidiaries or trade or business, that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA(“ERISA Affiliates”) maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

3.24 Environmental Matters.

(a) Each of the Parent and the Parent Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of the Parent Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Set forth in Schedule 3.24(b) of the Parent Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or any of the Parent Subsidiaries (whether conducted by or on behalf of the Parent or the Parent Subsidiaries or a third party, and whether done at the initiative of the Parent or any of the Parent Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to. A complete and accurate copy of each such document has been provided to the Company.

(c) To the knowledge of the Parent, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of the Parent Subsidiaries.

3.25 Permits. Schedule 3.25 of the Parent Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any of the Parent Subsidiaries. Such listed permits are the only Parent Permits that are required for the Parent and any of the Parent Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.26 Certain Business Relationships with Affiliates. No Affiliate of the Parent or of any of the Parent Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of the Parent Subsidiaries, (b) has any claim or cause of action against the Parent or any of the Parent Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of the Parent Subsidiaries.

3.27 Tax-Free Reorganization.

(a) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the capital stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of capital stock of the Surviving Corporation or to create any new class of capital stock of the Surviving Corporation.

(b) The Acquisition Subsidiary is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c) Immediately prior to the Merger, the Parent will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(d) [Intentionally Omitted]

(e) The Parent has no present plan or intention to reacquire any of the Merger Shares.

(f) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(g) Intentionally Omitted.

(h) Each of the Assignment and Assumption Agreement will constitute a legally binding obligation among the Parent and Memory MD prior to the Effective Time. Immediately prior to the consummation of the Merger, the Parent will distribute the operating assets and liabilities of the Parent to Memory MD.

3.28 Transfer. As of the Effective Time, the Parent will have transferred all of its operating assets and liabilities which it conducted prior to the Effective Time by closing the transactions contemplated by the Assignment and Assumption Agreement. Upon the closing of the transactions contemplated by the Assignment and Assumption Agreement, except as set forth on Schedule 3.28 of the Parent Disclosure Schedule, the Parent will have no liabilities, contingent or otherwise, in any way related to its pre-Effective Time business operations or to Memory MD.

3.29 Brokers’ Fees. Neither the Parent nor any of the Parent Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents.

3.30 Disclosure. No representation or warranty by the Parent, or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent, or the Acquisition Subsidiary pursuant to this Agreement, including any of the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent and it’s the Parent Subsidiaries in order to effect the transactions contemplated by this Agreement and the other Transaction Documents.

3.31 Interested Party Transactions. Since November 18, 2013, to the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person or entity currently has or has had since the date of the Parent’s organization, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of the Parent Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of the Parent Subsidiaries any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent or any of the Parent Subsidiaries is a party or by which it may be bound or affected. Neither the Parent nor any of the Parent Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of the Parent Subsidiaries.

3.32 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” each of the Parent, and the Acquisition Subsidiary represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel and the directors, officers and key personnel of any Parent Subsidiary.

3.33 Accountants. Sadler, Gibb & Associates, LLC (the “Parent Auditor”) is and has been throughout the periods covered by the financial statements of the Parent for the most recently completed fiscal year and, to the knowledge of the Parent, through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Since September 21, 2018, none of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.34 Minute Books. The minute books and other similar records of the Parent and each of the Parent Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since September 21, 2018 of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.35 Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents are advisable and in the best interests of the Parent’s stockholders and are on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of each of the Acquisition Subsidiary , and the Board of Directors of each of the Acquisition Subsidiary and , to approve the Merger, this Agreement and all other applicable Transaction Documents by unanimous written consent, (c) adopted this Agreement and all other applicable Transaction Documents in accordance with the provisions of the Delaware Act, and (d) directed that this Agreement, all other Transaction Documents and the Merger and all other transactions related thereto be submitted to the Parent’s stockholders for their adoption and approval and resolved to recommend that the Parent stockholders vote in favor of the adoption of this Agreement and the other Transaction Documents and the approval of the Merger and the transactions contemplated hereby and thereby.

3.36 Takeover Laws. The Parent’s Board of Directors has granted all approvals and taken all actions necessary to exempt this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby from the provisions of the Nevada Revised Statutes or the Delaware Act, as applicable, so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination statute or regulation”, “supermajority”, “affiliate transactions” state or regulations, or other similar restrictions on business combinations or voting requirements, or other similar U.S., foreign, state or local anti-takeover Law or regulations (including Section 203 of the Delaware Act), applies, purports to apply or will apply at the date hereof or as of the Effective Time to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. The Parent does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third-party trust or fiduciary entity with respect thereto.

3.37 No Additional Representations. Parent and its subsidiaries expressly acknowledge that each of them and their representatives have been permitted full and complete access to the books and records, facilities, equipment, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and the Company Subsidiaries, that each of them and their representatives have desired or requested to see or review, and that each of them and their representatives have had a full opportunity to meet with the officers, directors and employees of the Company and the Company Subsidiaries to discuss the business of the Company and the Company Subsidiaries. Parent and its subsidiaries acknowledge that (i) neither the Company nor any other person has made any representation or warranty, express or implied, as to the Company or any Company subsidiary or the accuracy or completeness of any information regarding the Company and the Company subsidiaries furnished or made available to parent and its representatives, except as expressly set forth in this Agreement, (ii) Parent has not relied on any representation or warranty from the Company, any Company Subsidiaries or any other person in determining to enter into this agreement, except those representations and warranties expressly set forth in this Agreement, and (iii) no person shall have or be subject to any liability to Parent or any other person resulting from the distribution to Parent, or Parent’s use, of any such information, including any information, documents or material made available to Parent in any physical or electronic “data rooms”, management presentations or in any other form in expectation of the transactions. Without limiting the generality of the foregoing, Parent and its subsidiaries acknowledge that neither the Company nor any other person has made any representation or warranty, express or implied, as to the financial projections, forecasts, cost estimates and other predictions relating to the Company and the Company Subsidiaries made available to Parent.

3.38 Intellectual Property.

(a) Schedule 3.38(a) sets forth an accurate and complete list of all (i) trademark and service mark registrations and pending registration applications, unregistered trademarks or service marks, Internet domain name registrations and trade names, (ii) patents and pending patent applications, and (iii) copyright registrations and pending registration applications, in each case, that are owned by the Parent or any of the Parent Subsidiaries, including, to the extent applicable, the date of registration or application and name of registration body where the registration or application was made.

(b) The conduct of Parent’s business, as currently conducted by Parent and the Parent Subsidiaries, does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property rights, and there is no claim of any such infringement or violation pending or to the knowledge of Parent threatened against Parent or any of the Parent Subsidiaries.

(c) To the knowledge of the Parent, no Person is infringing, misappropriating, diluting or otherwise violating any Parent Intellectual Property, and no claim of any such infringement, misappropriation, dilution or violation is pending or threatened against any Person by the Parent and /or the Parent Subsidiaries. Since the date of Parent’s organization, neither Parent nor any of the Parent Subsidiaries has received written notice from any third party alleging that the operation of Parent’s business as currently conducted or of the Parent’s or any of the Parent Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third party in a manner that has or could reasonably be expected to result in a Parent Material Adverse Effect.

(d) Neither the Parent nor any of the Parent Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Parent Intellectual Property used in the conduct of Parent’s business as currently conducted to any third party. Neither the Parent nor any of the Parent Subsidiaries has performed developments for any third party, except where the Parent or any such subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith that is used in or necessary for the operation of Parent’s business.

(e) The Parent and each of the Parent Subsidiaries has taken commercially reasonable steps to protect such entity’s rights in confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Parent or any of the Parent Subsidiaries.

(f) No Parent Intellectual Property is subject to any Legal Proceeding that (i) restricts in any manner the use, sale, assignment, license or lease thereof by the Parent or any of the Parent Subsidiaries; or (ii) may affect, in full or in part, the validity, subsistence, enforceability or force and effect thereof.

3.39 International Trade; Anti-Corruption.

(a) The Parent and each of the Parent Subsidiaries, and, to the knowledge of the Parent, their respective directors, officers, and employees (the “Parent Relevant Persons”), and, to the knowledge of the Parent, any agent, distributor, reseller or other Person acting on behalf of any of them (the “Other Relevant Persons”) are and have in the past five (5) years been in compliance with all Customs & International Trade Laws.

(b) None of the Parent nor any of its subsidiaries, nor, to the knowledge of the Parent, the Parent Relevant Persons, nor, to the knowledge of the Parent, any Other Relevant Persons (i) Sanctioned Persons on OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the DOC’s Denied Persons List, the DOC’s Entity List, the Debarred List maintained by the U.S. Department of State or the EU Consolidated List; (ii) have been resident, located, or organized in a jurisdiction that is a Sanctioned Country; or (iii) have engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.

(c) In the last five (5) years, neither the Parent nor any Parent Relevant Person or Other Relevant Person has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (iii) established or maintained any unlawful fund of corporate monies or properties, (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any official of a Governmental Authority or any other third party or (v) violated in any respect any Anti-Corruption Laws, in each case of (i) - (v), in connection with or relating to the business of the Parent.

(d) To the knowledge of the Parent, there is no current investigation, allegation, request for information, notice, internal or, to the knowledge of the Parent, external investigation or other inquiry by any Governmental Authority or any other third party regarding the actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws by the Parent or any of the Parent Subsidiaries and in the last five (5) years neither the Parent nor any of the Parent Subsidiaries have received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Authority or any other third party, or made any voluntary or involuntary disclosure or conducted any internal investigation or audit, regarding any actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws.

ARTICLE IV

COVENANTS

4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger, the Transfer and the Private Placement are satisfied.

4.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties.

4.3 8-K. Promptly after the execution of this Agreement, the Parties shall prepare a Current Report on Form 8-K relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (the “8-K”). Each of the Company and the Parent shall use its Reasonable Best Efforts to cause the Parent to file the 8-K with the SEC within four (4) Business Days of the execution of the Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4 Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its respective operations in the Ordinary Course of Business and in material compliance with all laws applicable to the Company, any Company Subsidiary or any of their respective properties or assets and, to the extent consistent therewith, use Reasonable Best Efforts to preserve intact its respective current business organization, keep its respective physical assets in good working condition, keep available the services of its respective current officers and employees and preserve its respective relationships with customers, suppliers and others having business dealings with the Company and any Company Subsidiary to the end that its respective goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Company Subsidiary not to), without the written consent of the Parent (which shall not be unreasonably withheld or delayed) and except as contemplated by this Agreement:

(a) Issue or sell, or redeem or repurchase, any stock or other securities of the Company or any warrants, options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of outstanding convertible securities or Company Options or Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b) Split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) Create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) Acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(e) Mortgage or pledge any of its property or assets (including without limitation any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof), or subject any such property or assets to any Security Interest;

(f) Discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(g) Amend its charter, by-laws or other organizational documents;

(h) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(i) Enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(j) Institute or settle any Legal Proceeding;

(k) Take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(l) Agree in writing or otherwise to take any of the foregoing actions.

4.5 Access to Company Information.

(a) During the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Company Subsidiary.

(b) The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company or any Company Subsidiary that is furnished to the Parent or any of the Parent Subsidiaries by the Company or any Company Subsidiary in connection with this Agreement and any other Transaction Documents; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of the Parent Subsidiaries knew or to which the Parent or any of the Parent Subsidiaries had access prior to disclosure, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company or any Company Subsidiary, or (D) which the Parent or any of the Parent Subsidiaries rightfully obtains from a source other than the Company or a Company Subsidiary, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company or any Company Subsidiary.

4.6 Operation of Parent Business. Except as contemplated by this Agreement, any other Transaction Document, the Transfer and/or the Private Placement Offering, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each of the Parent Subsidiaries to) conduct its respective operations in the Ordinary Course of Business and in material compliance with all laws applicable to the Parent, any Parent Subsidiary or any of their respective properties or assets and, to the extent consistent therewith, use Reasonable Best Efforts to preserve intact its respective current business organization, keep its respective physical assets in good working condition, keep available the services of its respective current officers and employees and preserve its respective relationships with customers, suppliers and others having business dealings with Parent and any Parent Subsidiary to the end that its respective goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each of the Parent Subsidiaries not to), without the written consent of the Company (which shall not be unreasonably withheld or delayed):

(a) Issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any Parent Subsidiary, or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Merger, the Transfer and the Private Placement Offering, except (i) as may be required pursuant to any existing convertible indebtedness or other convertible security of the Parent or (ii) pursuant to the Parent’s existing offering of securities pursuant Regulation A+;

(b) Split, combine or reclassify any shares of the capital stock of Parent or any Parent Subsidiary; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Parent or any Parent Subsidiary;

(c) Create, incur or assume any indebtedness, other than in connection with the Agreement, any other Transaction Document, the Transfer or the Private Placement Offering (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) Enter into, adopt or amend any Parent benefit plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its respective directors, officers or employees, generally or individually;

(e) Acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Parent Subsidiary or any corporation, partnership, association or other business organization or division thereof), except as contemplated by, and in connection with, the Transfer, or in the ordinary course of business;

(f) Mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) Discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business or pursuant to existing obligations;

(h) Amend its respective certificate or articles of incorporation, as applicable, by-laws or other organizational documents (except as contemplated hereby);

(i) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) Enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k) Institute or settle any Legal Proceeding;

(l) Take any action or fail to take any action permitted by this Agreement or any other Transaction Document with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent, Memory MD and/or the Acquisition Subsidiary set forth in this Agreement or such other Transaction Document becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) Agree in writing or otherwise to take any of the foregoing actions.

4.7 Access to Parent Information.

(a) The Parent shall (and shall cause the Acquisition Subsidiary and Memory MD to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent, Memory MD and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent, the Acquisition Subsidiary and Memory MD.

(b) Each of the Company and any Company Subsidiary (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Parent Subsidiary that is furnished to the Company or any Company Subsidiary by the Parent or any of the Parent Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company, any Company Subsidiary or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or any Company Subsidiary or their respective directors, officers, or employees, (C) which the Company or any Company Subsidiary knew or to which the Company or Company Subsidiary had access prior to disclosure, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Parent Subsidiary or (D) which the Company or any Company Subsidiary rightfully obtains from a source other than the Parent or a Parent Subsidiary, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Parent Subsidiary.

4.8 Expenses. The costs and expenses of the Parent and the Company (including legal fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses; provided, that in the event that the Merger and Private Placement Offering are consummated, such costs and expenses shall be payable at Closing from the proceeds of the Private Placement Offering.

4.9 Indemnification. The Parent shall not, and shall cause the Surviving Corporation not to, after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

4.10 Quotation of Parent Common Stock. The Parent shall take whatever steps are necessary to cause the shares of Parent Common Stock to remain eligible for quotation on the OTC Markets.

4.11 D&O Insurance. At or prior to the Closing, the Parent and the Company shall obtain for the benefit of all of the persons serving as directors and officers of Parent immediately prior to the Closing, a directors’ and officers’ liability insurance policy (from the Parent’s current insurance carrier or an insurance carrier with the same or better credit rating, as of the Closing) that provides coverage for actions and claims relating to this Merger, Agreement, the Transaction Documents and transactions contemplated by this Agreement, and arising or occurring prior to or after the Closing (the “D&O Insurance”) against the Parent and all of the persons serving as directors and officers of Parent immediately prior to the Closing. The Parties shall fund the D&O Insurance with from the proceeds from the Private Placement Offering on the Closing Date. Failure to obtain D&O Insurance on the Closing shall not be deemed to be a breach of this Agreement by the Parent.

4.12 Transfer. The Parent shall take, and shall cause the Acquisition Subsidiary and Memory MD to take, whatever steps are necessary to enable it to effect the Transfer pursuant to the terms of the Assignment and Assumption Agreement immediately prior to the Effective Time.

4.13 Directors and Officers of Parent. At or prior to the Closing, the Board of Directors of Parent shall take the following action, to be effective upon the Effective Time: (i) increase the size of Parent’s Board of Directors from 2 to 5 members, (ii) elect to the Board of Directors of Parent Hassan Kotob; and (iii) appoint as the officers of Parent Hassan Kotob and Bonnie-Jeanne Gerety, or, in either case with regard to clauses (ii) and (iii), such other persons designated by the Company. Boris Goldstein will resign from his positions as Chairman of the Board, Secretary and Executive Vice President and Mark Corrao will resign as Chief Financial Officer upon consummation of the Merger and the concurrent appointment of the new officers. Mr. Goldstein will remain with the Parent as Chief Scientific Officer.  Notwithstanding the foregoing, any increase or change in the Parent’s Board of Directors shall be subject to the terms, conditions, and limitations of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

4.14. Assignment and Assumption Agreement. Simultaneous with the Closing, the Parent shall enter into an Assignment and Assumption Agreement in a form reasonably acceptable to the Company, whereby the Parent will assign any and all rights, title and interest to all assets and liabilities as set forth in Schedule 4.14 of the Parent Disclosure Schedule, to the extent assignable, which pertain to the operations of the Parent to the Parent’s wholly owned subsidiary MemoryMD, Inc.

4.15 Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of shares of Company Stock in connection with receiving their approval of the Merger, this Agreement and related transactions (including, without limitation, a substantially complete draft of the 8-K), and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of Parent Common Stock and Parent Preferred Stock in connection with receiving their approval of the Merger, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information provided to such stockholders in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Common Stock approve the Merger and this Agreement and the related transactions and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the recommendation of the Board of Directors of the Parent that the holders of shares of Parent Common Stock approve the Merger and this Agreement and the related transactions and the conclusion of the Board of Directors of the Parent that the terms and conditions of the Merger are advisable and fair and in the best interests of the Parent and such holders. Anything to the contrary contained herein notwithstanding, neither the Company nor the Parent shall include in the information provided to its respective stockholders any information with respect to the other party or its Affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

4.16 Issuance of Stock Options and Additional Payments.

(a) Within five days of the Closing, the Parent shall issue that certain number of stock options or warrants equaling 20% of the issued and outstanding shares of Parent Common Stock immediately after Closing to the persons or entities as listed in Schedule 4.16 of Parent Disclosure Schedule.

(b) Simultaneously with the Closing, the Parent shall make a payment of $300,000 to Baruch Goldstein in the form of cash in order to (i) extinguish $147,000 in accrued salary owed to Mr. Goldstein and (2) as a bonus for the closing of the Merger. Notwithstanding Section 4.13 hereof, simultaneously with the Closing, Mr. Goldstein shall be appointed to serve as Chief Science Officer of MemoryMD for a one year term and shall have an annual compensation of $250,000. Additionally, Mr. Goldstein shall be entitled to receive from Parent a cash payment of $200,000 upon the earlier of Parent raising an aggregate of $10,000,000 in capital after the Closing (but including the Private Placement Offering) or 60 days from the Closing. Further, the Company will pay Mr. Goldstein an additional $250,000 bonus upon the Company listing its securities on a senior exchange such as NASDAQ or New York Stock Exchange.

4.17 Note Offering. In conjunction with the Closing, Parent shall have a first closing of the Private Placement Offering.

4.18 Company Financial Statements. The Company shall, within the number of days of Closing required by applicable securities law, deliver audited financial statements for its two most recently completed fiscal years, and unaudited but reviewed financial statements for any interim stub periods prepared in accordance with GAAP by an accounting firm that is a member of the Public Company Accounting Oversight Board.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

5.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) The Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors, (ii) a majority of the issued and outstanding shares of Company Common Stock to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, in form and substance reasonably satisfactory to the Parent;

(b) The Parent and Memory MD shall have executed and delivered the Assignment and Assumption Agreement, and all other documents anticipated by such agreements, and the Transfer shall be effective immediately prior to the Effective Time;

(c) The Parties shall have mutually agreed to the 50% Calculation and Schedule 1.5;

(d) Intentionally Omitted;

(e) The Parent and the Company have completed all necessary legal due diligence to their reasonable satisfaction; and

(f) the closing of the Private Placement Offering shall have occurred, or shall occur simultaneously with the Closing, on the terms and conditions set forth in the Securities Purchase Agreement.

5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) The number of Dissenting Shares shall not exceed 10% of the number of outstanding shares of Company Stock as of the Effective Time;

(b) The Company and the Company Subsidiaries shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or any Company Subsidiary, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) The representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) The Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; (f) the Company shall have delivered to the Parent and the Acquisition Subsidiary a copy of each written consent received from a Company Stockholder consenting to the Merger together with a certification from each such Company Stockholder that such person is either an “accredited investor” or not a “U.S. Person” as such terms are defined in Regulation D and Regulation S, respectively, under the Securities Act;

(f) The Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Company Subsidiary) of this Section 5.2 is satisfied in all respects; and

(g) The Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate, validly executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation and bylaws of the Company; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Company (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of the Company); (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement.

(h) The Company shall have delivered to the Parent the Company Disclosure Schedule.

(i) The Company shall have delivered to the Parent customary investor questionnaires, in form acceptable to the Parent, completed by each of the Company’s stockholders, which are necessary for the Parent to determine whether each of the Company’s stockholders are “accredited investors”.

5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a) The Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Acquisition Subsidiary, (iii) the sole stockholder of Acquisition Subsidiary, and (iii) holders of more than 50% of the Parent Common Stock outstanding immediately prior to the Effective Time, in each case to the execution, delivery and performance by the each such entity of this Agreement and/or the other Transaction Documents to which each such entity a party, in form and substance reasonably satisfactory to the Company;

(b) The Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of the Parent Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) The representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) Each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(e) No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents or (ii) cause any of the transactions contemplated by this Agreement and the other Transaction Documents to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f) The Parent shall have delivered to the Company a certificate to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent, or the Acquisition Subsidiary) of this Section 5.3 is satisfied in all respects;

(g) Each of the Parent and Acquisition Subsidiary shall have delivered to the Company a certificate, validly executed by Secretary of the Parent or the Acquisition Subsidiary, as applicable, certifying as to (i) true, correct and complete copies of its respective articles or certificate of incorporation, as applicable, and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Acquisition Subsidiary, as applicable (whereby this Agreement and the other Transaction Documents, the Merger and the transactions contemplated hereunder and thereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of Parent or the Acquisition Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of each of the State of Nevada and the State of Delaware, as applicable, dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Parent or the Acquisition Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement;

(h) Memory MD shall have delivered to the Company a certificate, certifying as to (i) true, correct and complete copies of its articles of incorporation and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of Memory MD (whereby the Assignment and Assumption Agreement and the transactions contemplated thereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of Memory MD); (iii) a good standing certificate from the Secretary of State of the State of Nevada dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of Memory MD executing the Assignment and Assumption Agreement and any ancillary agreements to which Memory MD is a party;

(i) The Company shall have received an official stockholder list from Parent’s transfer agent and registrar showing that as of immediately prior to the Effective Time there are such number of shares of Parent Common Stock issued and outstanding to confirm the calculation in Schedule 1.5;

(j) The Parent shall have delivered to the Company (i) evidence that the Parent’s Board of Directors is authorized to consist of the persons listed on Schedule 5.3(j)(i) of Parent Disclosure Schedule, (ii) evidence of the resignations of all individuals who served as directors and/or officers of the Parent immediately prior to the Effective Time, which resignations shall be effective as of the Effective Time, (iii) evidence of the appointment of the persons listed on Schedule 5.3(j)(i) of Parent Disclosure Schedule to serve as directors of the Parent immediately following the Effective Time and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately following the Effective Time as shall have been designated by the Company, as listed in Schedule 5.3(j)(ii) of Parent Disclosure Schedule.

(k) The Parent shall have disclosed on Schedule 3.28 of the Parent Disclosure Schedules to the Company all debt of Parent and its subsidiaries retained by the Company.

(l) The Parent shall have delivered the D&O Insurance binder to the Company at Closing.

(m) The Parent shall have delivered to the Company the Parent Disclosure Schedule.

ARTICLE VI

DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term	Section
Accredited Investor	1.5(a)
Acquisition Subsidiary	Introduction
Affiliate	2.4(d)
Agreement	Introduction
Anti-Corruption Laws	2.21(c)
Assignment and Assumption Agreement	Recitals
Business Day	1.2
Certificate of Merger	1.1
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Introduction
Company Certificate	5.2(f)
Company Common Stock	1.5(a)
Company Confidential Information	4.5(b)
Company Consents	2.3
Company Disclosure Schedule	Article II
Company Employee Plans	2.7(c)
Company Equity Plans	2.2
Company Intellectual Property	2.2
Company Material Adverse Effect	2.1

Company Permits	2.4(e)
Parent Common Stock	1.5(a)
Company Preferred Stock	2.2
Company Relevant Persons	2.21
Company Stock	1.5(a)
Company Stockholders	1.5(a)
Company Stock Certificates	1.5(b)
Company Subsidiary	2.1
Contemplated Transactions	7.3
Customs & International Trade Laws	2.21
Defaulting Party	7.6
Delaware Act	1.1
Dissenting Shares	1.6(a)
D&O Insurance	4.11
DOC	2.21
Effective Time	1.1
Employee Benefit Plan	3.23
Environmental Law	2.22(a)
ERISA	3.23
ERISA Affiliates	2.23
Exchange Act	2.1(b)
GAAP	2.1
Governmental Entity	2.5
Indemnified Executives	4.9(b)
Indemnifying Stockholders	6.1
Intellectual Property	2.2
Legal Proceeding	2.6
Memory MD	Recitals
Merger	Recitals
Merger Shares	1.5(a)
Non-Defaulting Party	7.6
Notes	Recitals
OFAC	2.21
OTC Markets	3.2
Other Relevant Persons	2.21
Parent	Introduction

Parent Auditor	3.33
Parent Common Stock	1.3(e)
Parent Confidential Information	4.7(b)
Parent Disclosure Schedule	Article III
Parent Financial Statements	3.8
Parent Intellectual Property	3.38(b)
Parent Material Adverse Effect	3.1
Parent Permits	3.25
Parent Preferred Stock	1.3(e)
Parent Relevant Persons	3.39(a)
Parent Reports	3.6
Parent Subsidiaries	2.5(a)
Party	Introduction
Private Placement Offering	Recitals
Reasonable Best Efforts	4.1
Sanctioned Country	2.21
Sanctioned Persons	2.21
SEC	1.13(a)
Securities Act	1.5(a)
Security Interest	2.2
Common Stock	1.5(a)
Intentionally Omitted	1.3(e)
8-K	4.3
Securities Purchase Agreement	Recitals
Signing Date	Recitals
Takeover Law	2.2
Tax Returns	3.12
Transaction Documents	3.3
Transfer	Recitals

ARTICLE VII

TERMINATION

7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

7.2 Termination for Failure to Close. This Agreement may be terminated, by any Party, if the Closing Date shall not have occurred by September 30, 2021; provided, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

7.3 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) By the Parent and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date or otherwise waived by the Parent; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Parent and Acquisition Subsidiary may not exercise the right in this Section 7.4(a) if either of them are then in breach of any provision of this Agreement; or

(b) By the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date or otherwise waived by the Company; (ii) the Parent or the Acquisition Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Company may not exercise the right in this Section 7.4(b) if it is then in breach of any provision of this Agreement;.

7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto to any other Party, after the date of such termination, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

7.6 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law (in which case the disclosing Party shall use Reasonable Best Efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2 No Third-Party Beneficiaries. Except for the Purchasers under the Securities Purchase Agreement, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders.

8.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documents) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

8.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile or electronic signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholders:	Copy to (which copy shall not constitute notice hereunder):

Piezo Motion Corp.	Lucosky Brookman LLP
6700 Professional Parkway	101 Wood Avenue South
Sarasota, FL 34240	Woodbridge, NJ 08830
Attn: Hassan Kotob, CEO	Attn: Lawrence Metelitsa
Facsimile: [●]	Facsimile: (732) 395-4401
Email: hk@piezomotion.com	Email: lmetelitsa@lucbro.com

If to the Parent or the Acquisition Subsidiary (prior to the Closing):	Copy to (which copy shall not constitute notice hereunder):

Brain Scientific Inc.	Ruskin Moscou Faltischek, PC
125 Wilbur Place, Suite 170	1425 RXR Plaza
Bohemia, NY 11716	15th Floor, East Tower
Uniondale, New York 11556
Attn: Boris Goldstein	Attn: Stephen E. Fox
Facsimile: [●]	Facsimile: 516-663-6780
Email: boris@memorymd.com	Email: sfox@rmfpc.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11 Submission to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of New York and any state appellate court therefrom within the State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Parties and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.13 Survival. Except with respect to the Article III, none of the representations or warranties in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

8.14 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board and Executive Vice President

ACQUISITION SUBSIDIARY:

BRSF ACQUISITION INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	President

COMPANY:

PIEZO MOTION CORP.

By:	/s/ Hassan Kotob
Name:	Hassan Kotob
Title:	CEO

[Signature Page to Merger Agreement]